Exhibit 5


      INDENTURE OF TRUST made as of the 17th day of September, 2003, by and between BARRY SILVERSTEIN, as Grantor, and TRUDY SILVERSTEIN and DENNIS McGILLICUDDY, as Trustees.

                              W I T N E S S E T H :

      The Grantor hereby transfers, assigns and delivers to the Trustees the property described in Schedule A annexed hereto (and the Trustees hereby acknowledge receipt of such property), to hold the same, IN TRUST, to invest and reinvest, to collect the rents, income and profits thereof, and to dispose of the same upon the terms hereinafter set forth.

      The trust created herein shall be known as the "JM SILVERSTEIN 2003 CLAT."

                                      FIRST

      A. In each year of the "trust term" (as hereinafter defined), the Trustees shall make payments aggregating the "annuity amount" (as hereinafter defined) to The William James Foundation, Inc. (or, if The William James Foundation, Inc. shall not be a "charitable organization" (as defined in Paragraph G below) at the time of any payment hereunder, to such one or more charitable organizations in such amounts or proportions, as the Trustees shall, in their sole and unreviewable discretion, select and determine).

      B. The "trust term" shall mean the twenty-five (25) year period commencing on the date hereof.

      C. The term "annuity amount" shall be such amount which shall be required to generate a Federal gift tax charitable deduction equal to the value of the initial net fair market value of the principal of such trust as finally determined for Federal gift tax purposes, for the annuity which is to be paid pursuant to the terms of Paragraph A above, as calculated using (a) the lowest

Applicable Federal Rate promulgated by the Treasury Department for valuing annuities which the Trustees may elect to use under Section 7520(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), and (b) the procedures promulgated by the Treasury Department for valuing annuities. In determining such initial net fair market value, the assets of such trust shall be valued at the values finally determined therefor for Federal estate tax purposes.

            If the initial net fair market value of the property contributed to the trust created hereunder is incorrectly determined, then, within a reasonable period after such net fair market value is finally determined, the Trustees shall (in the case of an undervaluation) pay to or shall (in the case of an overvaluation) receive from The William James Foundation, Inc. and/or the charitable organization or charitable organizations, as the case may be, as shall have received an incorrectly determined annuity amount, and if more than one, in the proportions in which they shall have shared in such incorrectly determined annuity amount, an amount equal to the difference between:

                        (a) any annuity amounts actually paid, plus interest,
            compounded annually, computed for any period at the rate of interest that the Federal income tax regulations under Section 664 of the Code prescribe for the trust for such computation for such period; and

                        (b) the annuity amounts payable, plus interest,
            compounded annually, computed for any period at the rate of interest that the Federal income tax regulations under Section 664 of the Code prescribe for the trust for such computation for such period.


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

      D. In case of any taxable year of the trust during the trust term which is for a period of less than twelve months, the annuity amount for such year shall be prorated on a daily basis.

      E. The Trustees shall make payments under Paragraph A above aggregating the annuity amount annually. Any payment made during any taxable year of the trust, or treated (at the election of the Trustees pursuant to Section 642(c)(1) of the Code) for Federal income tax purposes as having been made during such year, in satisfaction of the annuity amount, shall first be made from the ordinary income (including short term capital gain) other than unrelated business income of the trust for such year, thereafter from capital gains of the trust for the year, thereafter from unrelated business income of such trust for the year, thereafter from tax-exempt income and, if and to the extent that such ordinary income, capital gains and unrelated business income and tax-exempt income shall be insufficient to pay the annuity amount, then from the principal of the trust. Any net income not required for the payment of the annuity amount shall be added to principal.

      F. 1. It is the Grantor's intention that the twenty-five (25) year annuity payable under this Indenture shall qualify as a deductible charitable interest under Section 2522(c)(2)(B) of the Code and regulations thereunder and that the Grantor shall be entitled to a charitable deduction for Federal gift tax purposes for the full value, as of the date hereof, of such annuity. The Grantor therefore directs that all provisions of this Indenture shall be interpreted and construed so as to give effect to such intention and that the Trustees shall pay all payments on account of the annuity amount at such times and in such amounts and shall also otherwise administer the trust in such manner as may be required to qualify such annuity for the aforesaid charitable deduction. If such Section or regulations, or any successor Section or regulations, or any ruling, notice or other administrative pronouncement issued thereunder, at any time requires that an instrument creating a "guaranteed annuity interest" within the meaning of Section 2522(c)(2)(B) of the Code and the regulations promulgated thereunder must contain provisions that are not expressly set forth herein, such provisions shall be incorporated into this Indenture of Trust by reference and shall be deemed to be a part of this Indenture of Trust to the same extent as though they had been expressly set forth herein. The Trustees shall have the power, acting by majority, to amend the Trust created hereunder in any manner required for the sole purpose of ensuring that the annuity amount payable under Article FIRST hereof qualifies as a "guaranteed annuity interest" within the meaning of
Section 2522(c)(2)(B) of the Code and the regulations promulgated thereunder.

            2. If the effect of any provision of this Indenture would be to prevent the allowance of said charitable deduction for such annuity, then the Grantor directs that such offending provision shall not apply to the trust.

            3. Anything to the contrary in this trust notwithstanding, during such time as the trust created hereunder shall be a trust described in Section 4947(a)(2) of the Code, the Trustees shall be prohibited from:

                        (i) engaging in any act of "self-dealing," as defined in
            Section 4941(d) of the Code;

                        (ii) retaining any "excess business holdings," as
            defined in Section 4943(c) of the Code;

                        (iii) making any investments so as to subject the trust
            to tax under Section 4944 of the Code, or retaining any investments which would subject the trust to such tax if the Trustees had acquired such investments; and

                        (iv) making any "taxable expenditures," as defined in
            Section 4945(d) of the Code.


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

            4. References to Sections of the Code in this Indenture shall also be deemed to refer to corresponding provisions of any subsequent Federal tax law.

            5. No additional contribution shall be made to the trust created hereunder.

            6. Nothing contained in this Indenture shall be construed to restrict the

Trustees from investing the assets of the trust in a manner which could result in the annual realization of a reasonable amount of income or gain from the sale or disposition of trust assets.

      G. The term "charitable organization" as used in this Indenture shall mean an organization organized and operated exclusively for religious, charitable, scientific, literary or educational purposes or for the prevention of cruelty to children or animals as described in Sections 170(c), 501(c)(3) and 2522(a) of the Code (or any corresponding provisions of the tax laws from time to time in effect), gifts to which are deductible for Federal income and gift tax purposes.

                                     SECOND

            Upon the termination of the Term, the trust estate then remaining (after making any payments required by Paragraph A of Article FIRST) shall be set aside and divided into such number of equal shares as shall make one share in respect of each of the Grantor's children from his marriage to Trudy Silverstein who is living on the date of this Indenture of Trust. The share set aside in respect of each such child shall be paid over and distributed to such person or persons (including such child, the estate of such child, his or her creditors and the creditors of his or her estate) in such amounts or proportions and upon such estates (whether in trust or otherwise) as such child shall appoint by instrument in writing, duly signed and acknowledged by him or her and delivered to a then acting Trustee (other than himself or herself) during his or her lifetime, or in his or her Last Will and Testament, by specific reference to this Indenture of Trust. The Grantor directs that any portion or all of the share set aside with respect to such child remaining at the expiration of the Term that is not effectively appointed shall be paid over and distributed to such child, absolutely, or if he or she is not then living, to his or her then living issue, per stirpes, absolutely, and in default of such issue, to the then living issue of the Grantor from his marriage to Trudy Silverstein, per stirpes, or if none, to the then living issue of the Grantor, per stirpes, absolutely.

                                      THIRD

      A. 1. If TRUDY SILVERSTEIN and DENNIS McGILLICUDDY shall cease to act as trustees hereof, the following are appointed as successor Trustee, to take office, singly, in the order named: STEPHEN BLECHNER and JAMES B. SHEIN.

            2. Upon attaining the age of majority, each of JACOB MICHAEL SILVERSTEIN and MOLLY T. HANNAH SILVERSTEIN shall be allowed to qualify as a co-Trustee to act contemporaneously with the then acting Trustees of the trust created hereunder.

            3. The last to act of the Trustees (including substitutes and/or successors) herein named in respect of the trust hereunder and each of the successors appointed as herein provided, is authorized and empowered to appoint a successor Trustee, to take office upon such appointing Trustee ceasing to act hereunder.

            4. The Grantor directs that such of JACOB MICHAEL SILVERSTEIN and MOLLY T. HANNAH SILVERSTEIN ("TRUDY's children") who have attained the age of majority and who are living, acting unanimously, or if only one TRUDY's children shall then be living and shall have attained the age of majority, such child acting alone, are authorized and empowered, at any time and from time to time,
(i) to appoint a successor Trustee or a series of successor Trustees to fill any vacancy that may then exist or thereafter arise in the office of Trustee hereunder, (ii) to increase the number of Trustees acting as Trustees of the trust created herein by appointing one or more additional co-Trustees, and (iii) to remove any Trustee, successor Trustee or co-Trustee, other than TRUDY SILVERSTEIN or DENNIS McGILLICUDDY, at any time acting hereunder, PROVIDED, HOWEVER, that if JACOB MICHAEL SILVERSTEIN or MOLLY T. HANNAH SILVERSTEIN shall be acting as a Trustee of the trust created herein, he or she shall not vote for the appointment of a person who is a "related or subordinate party" within the meaning of Section 672(c) of the Code or any successor provisions thereto with respect to himself or herself.

      B. Any appointment of a successor Trustee or successor Trustees pursuant to Paragraph A hereof shall be made by instrument in writing, duly signed and acknowledged, and may from time to time prior to the qualification of the person or persons therein designated, be revoked or amended by the person making such appointment, similarly executed and acknowledged.

      C. In no event shall the Grantor, or any other person who has made a contribution to the trust created hereunder, be appointed as a successor Trustee hereunder.

      D. The term "Trustees" wherever used herein, shall be taken to mean the Trustees for the time being in office; and except as otherwise provided in this Article THIRD, each such Trustee shall have the same rights, powers, duties, authority and privileges, whether or not discretionary, as if originally appointed hereunder.


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

      E. No Trustee acting hereunder, whether named herein or appointed pursuant hereto, shall be required to post any bond or other security for the faithful performance of his or her duties hereunder.

                                     FOURTH

      A. The Trustees named herein hereby assume the trust created by this Indenture of Trust and undertake to carry out each and every provision hereof.

      B. Any successor Trustee hereunder shall qualify by executing an instrument in writing, duly signed and acknowledged, expressly agreeing to assume the trust created by this Indenture of Trust and to carry out each and every provision thereof.

      C. No Trustee acting hereunder shall incur any liability for any act done or omitted in the exercise of his or her duties as Trustee in good faith.

                                      FIFTH

      A. Any Trustee acting hereunder, at any time, may resign his or her office as Trustee by written declaration duly signed by him or her and delivered to the successor Trustee designated to succeed such Trustee and to his or her co-Trustees, if any. Such resignation shall become effective upon the date specified therein.

      B. Any Trustee at any time acting hereunder, any resigned Trustee, and the executor or administrator of the estate of any deceased Trustee, at any time and from time to time, may render an account of the acts and transactions of such Trustee with respect to the income and principal of the trust created hereunder (from the date of the creation of such trust or from the date of the last previous account of the Trustee, as the case may be) to The William James Foundation, Inc. and to the Grantor's then living children of his marriage to Trudy Silverstein, or if none, to the Grantor's then living descendants of his marriage to Trudy Silverstein, or if none, to the Grantor's then living


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

descendants; PROVIDED, HOWEVER, that if any such person to whom an account may be rendered shall be a minor, any such account may instead be rendered to such person's parent or legal guardian other than the Grantor or any Trustee hereunder. The persons hereinabove described shall have full power and authority, on behalf of all persons who may at any time be interested in such trust, finally to settle and adjust such account; and upon such account being settled and adjusted, it shall be final and conclusive upon each and every person (whether then living or then ascertainable or not) who shall then or thereafter be or become interested in either the income or the principal of such trust, with like effect as a judgment of a court having jurisdiction, judicially settling such account in an action in which the Trustee and all persons having or claiming to have an interest in the trust were parties.

            Nothing contained in the foregoing paragraph shall be deemed to preclude a Trustee from having his account judicially settled if such Trustee shall deem this advisable.

      C. In any proceeding in which all persons interested in the trust hereunder are required to be served with process, and in which a party to the proceeding has the same interest as a person under a disability, it shall not be necessary to serve the person under a disability, it being the Grantor's intention hereof to avoid the appointment of a guardian ad litem, whenever possible.

                                      SIXTH

      The Trustees are authorized, in their discretion and notwithstanding the foregoing provisions of this Indenture of Trust:

      A. In any case in which they are authorized or required to pay or distribute income or principal to any person who is a minor, to apply the whole or part of such income or principal, in their absolute discretion, to the minor's use in any one or more of the following ways:

            1. By depositing the same in a savings account in the minor's name with any bank or trust company;

            2. By distributing the same to any person (other than a person who has made a contribution to the trust), including a person acting as Trustee hereunder, (i) as Custodian for such minor under any Uniform Gifts to Minors Act or Uniform Transfers to Minors Act authorizing such payment; (ii) with whom the minor shall at the time reside; or (iii) then having the care or control of such minor;

            3. By paying the same to such minor or to any other person (other than a person who has made a contribution to the trust), firm or corporation (other than a firm or corporation controlled by a person who has made a contribution to the trust) for the account and benefit of such minor.

            The Trustees, in any of the above cases, shall be under no obligation to look to the proper application of any such payment or distribution by the person receiving it. Any payment hereinabove authorized shall be a full discharge to the Trustees with respect thereto.

            If the Trustees make a distribution to a custodian under Subparagraph 2 above, they are authorized to make any election or designation concerning the age at which the minor is to receive the property that may be made under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act.

      B. To defer, in whole or in part, payment or distribution of any property vesting absolutely in a minor hereunder, until such minor shall have attained majority; to expend the same or any part thereof, and the income therefrom, for the benefit of such minor in any manner hereinabove authorized in Paragraph A hereof, holding the whole or the undistributed portion thereof, and the income thereon, as a separate and distinct share for such minor, absolutely; and to transfer, pay over and deliver any remaining principal and income held hereunder to the minor when he or she attains majority, or to the estate of such minor if he or she dies prior to attaining majority.

      C. For purposes of this Indenture of Trust, a "minor" shall be deemed to be a person under the age of twenty-one years and "majority" shall be deemed to be the age of twenty-one years.

                                     SEVENTH

      A. Subject to Paragraph F of Article FIRST hereof, the Trustees shall have, with respect to any and all property at any time held by them hereunder (including property held for the benefit of minors under Article SIXTH hereof) the following powers, in addition to those conferred by law:

            1. To retain any such property as an investment without regard to the proportion which such property, or property of a similar character, may bear to the entire amount of the trust estate, whether or not such property is of the class in which trustees are authorized by law or any rule of court to invest trust funds.

            2. To sell any such property at either public or private sale, for cash or on credit, and to exchange such property.

            3. To grant options for the purchase of any such property, upon any terms and conditions, for any period or periods of time, even if the period during which any such option shall be exercisable shall extend beyond the probable duration of the trust hereunder.

            4. To invest and reinvest in property of any character, real or personal, foreign or domestic, including, but without limiting the generality of the foregoing, to acquire both short and long positions, in cash or on margin, in bonds, notes, debentures, mortgages, common and preferred stock (irrespective of whether there shall be a public market therefor), shares or interests in investment trusts, general and limited partnership interests, and interests in limited liability companies without being limited to the class of securities in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion which any such property or property of a similar character held by the Trustees may bear to the entire amount of the Trust estate or the speculative or unproductive nature of any such investment or investments, and the Trustees shall be fully protected in respect of any such investment made by them in good faith.

            5. To borrow money and give indemnities and guaranties for any purpose in connection with the administration of the trust created hereunder, to continue or renew any loan made to the Trustees and in connection therewith to mortgage, pledge or otherwise encumber any property forming part of the trust upon any terms and conditions, in any amounts, and for any period of time, even if for longer than the probable duration of the trust.

            6. To lend any part of the trust, with or without security, in any amount, upon any terms and conditions, at any reasonable rate of interest, for any period or periods of time even if longer than the probable duration of the trust, and to any person, firm or corporation other than the Grantor or the Grantor's spouse or a firm or corporation owned or controlled by the Grantor and/or the Grantor's spouse.

            7. To manage any real property held by the Trustees hereunder in the same manner as if the Trustees were the absolute owners thereof, including, without limitation, to lease, or grant options to lease, any such real property for any term or terms, although in excess of any period permitted by statute or other rule of law (and although any such term may extend beyond the period of administration of any trust hereunder), without application to any court.

            8. To vote on any securities forming part of any trust by discretionary proxy or otherwise; to join in or oppose any reorganization, recapitalization, sale, lease, merger, exchange or consolidation; to exercise conversion, subscription or other rights, or to sell or abandon such rights; to receive and hold any securities issued as a result of any of the foregoing transactions; and generally to take all action in respect of any such securities as the Trustees might or could do as the absolute owners thereof.

            9. To deposit any securities with voting trustees or protective or similar committees, to delegate to them discretionary powers, to pay a share of their expense and compensation, and to charge the same to principal or income as the Trustees may see fit.

            10. To cause any stocks, bonds, securities, cash or other property at any time held by the Trustees to be registered in the name of a nominee or nominees.

            11. To compromise, settle or arbitrate any claim in favor of or against the trust hereunder.

            12. To determine whether, and, if so, to what extent, premiums on investments shall be amortized.

            13. To make any distribution hereunder, in whole or in part, in securities or other property comprising the principal of the trust at the time of such distribution, and in making such distribution the Trustees shall not be required to prorate any item of property so distributed among the persons entitled to such distribution, but shall be authorized and empowered to distribute different items of property to the distributees.

            14. To maintain on behalf of the trust hereunder one or more custody accounts with any bank, trust company or brokerage firm wherever located, and to retain investment counsel, investment advisers, accountants and attorneys (including any firm of investment counsel, investment advisers, accountants or attorneys with which the Trustees from time to time acting hereunder shall be associated or otherwise connected) and to charge the cost thereof to the principal or income of such trust as the Trustees may deem appropriate.

            15. To delegate any or all of the powers and authorities hereinbefore conferred upon Trustees in Subparagraphs 1, 2 and 4 hereof, at any time and from time to time, with respect to all or any portion of the property held hereunder, to any one or more individual or institutional investment advisers or investment managers for any period or periods and upon such terms, conditions and for such compensation as the Trustees shall in their sole and unreviewable discretion deem appropriate, it being expressly provided that the Trustees shall have no responsibility or liability for any loss to the trust hereunder by reason of any action taken or omitted to be taken as a result of such delegation.

            16. To allocate and credit to income so much or all of any distribution made by a regulated investment company or mutual fund that is designated a "dividend" by such company or mutual fund, even though paid from short-term capital gain or any source other than ordinary income.

            17. To determine whether any dividend, other than an ordinary cash dividend, declared and paid upon any securities held by the Trustees, whether payable in cash, in stock (issued by the corporation declaring the same or by any other corporation), in bonds, or otherwise, shall be treated as and allocable to principal or income, or partly to principal and partly to income, and the Trustees shall not be required to treat any particular dividend in the same manner as previous dividends upon the same or other securities, or to make any determination on the basis of whether any particular dividend represents in whole or in part a distribution of earnings or surplus regardless of when earned or created. This provision shall be in lieu of any statute or applicable rule of law now or hereafter in effect in the State of Florida.

            18. To exercise any other or further authority or discretion not hereinabove specifically granted as may from time to time be permitted by applicable statutes or rules of law, it being the Grantor's intention that the foregoing powers shall be in addition to and shall not be deemed a limitation upon such authority and discretion as the Trustees would have but for such provisions.

      B. Persons dealing with the Trustees shall not be bound to see to the application of any moneys paid to the Trustees pursuant to their exercise of any of the foregoing powers.

                                     EIGHTH

      Whenever necessary or appropriate, the use herein of any gender shall be deemed to include the other gender and the use herein of either the singular or the plural shall be deemed to include the other.

                                      NINTH

      The trust hereby created shall be irrevocable, and neither the Grantor nor, except as expressly provided in Subparagraph 1 of Paragraph F of Article FIRST, any Trustee at any time acting hereunder shall have the right to change, alter or amend any of the provisions thereof.


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

                                      TENTH

      The trust created hereunder shall be deemed to be a Florida trust and shall be governed and construed in all respects by and in accordance with the laws of the State of Florida. The Trustees, however, are prohibited from exercising any power or discretion granted under said laws that would be inconsistent with the qualification of the annuity amount payable under Article FIRST hereof as a "guaranteed annuity interest" under Section 2522(c)(2)(B) of the Code and the corresponding regulations.


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

      IN WITNESS WHEREOF, the Grantor signs, seals, publishes, and declares this instrument to be an Irrevocable Trust Agreement and, for purpose of identification, the Grantor has signed his initials on each page other than the signature page, and the Grantor has signed his name, in the presence of the persons witnessing this Trust Agreement, at the Grantor's request, on the day and year first above written.


/s/ Jeffrey R. McCurdy              /s/ Barry Silverstein
-----------------------------       -----------------------------
Witness                             BARRY SILVERSTEIN


/s/ Randy Arnaud
-----------------------------
Witness


ACCEPTANCE BY TRUSTEES

                                    /s/ Trudy  Silverstein
                                    -----------------------------
                                    TRUDY SILVERSTEIN


                                    /s/ Dennis McGillicuddy
                                    -----------------------------
                                    DENNIS McGILLICUDDY

STATE OF FLORIDA     )
                     ) SS:
COUNY OF SARASOTA    )

      We, BARRY SILVERSTEIN, Jeffrey R. McCurdy and Randy Arnaud, the Grantor and the witnesses respectively, whose names are signed to the foregoing instrument, having been sworn, declared to the undersigned officer that the Grantor in the presence of witnesses signed the instrument as an Irrevocable Trust Agreement, that the Grantor signed and that each of the witnesses, in the presence of the Grantor and in the presence of each other signed the Agreement as a witness.

                                          /s/ Barry Silverstein
                                          ----------------------
                                          BARRY SILVERSTEIN

                                          /s/ Jeffrey R. McCurdy
                                          ----------------------
                                          Witness

                                          /s/ Randy Arnaud
                                          ----------------------
                                          Witness

      Subscribed and sworn to before me by BARRY SILVERSTEIN, the Grantor, who is personally known to me or who has produced _____________ as identification, and by Jeffrey R. McCurdy, a witness, who is personally known to me or who has produced ______________________ as identification, and by Randy Arnaud, a witness, who is personally known to me or who has produced _______________________ as identification, on this 17th day of September, 2003.

                                    /s/ Linnette A. Fauroat
                                    -----------------------
                                    Notary Public

[NOTARY SEAL]

STATE OF FLORIDA            )
                            ) ss.:
COUNTY OF SARASOTA          )

      The foregoing instrument was acknowledged before me this 17th day of September, 2003, by BARRY SILVERSTEIN , who is personally known to me or who has produced __________________________ as identification.


                                    /s/ Linnette A. Fauroat
                                    -----------------------
                                    Name: Linnette A. Fauroat
[NOTARY SEAL]


STATE OF FLORIDA            )
                            ) ss.:
COUNTY OF SARASOTA          )

      The foregoing instrument was acknowledged before me this 17th day of September, 2003, by MARK SHALE SILVERSTEIN, who is personally known to me or who has produced __________________________ as identification.


                                    /s/ Linnette A. Fauroat
                                    -----------------------
                                    Name: Linnette A. Fauroat
[NOTARY SEAL]

STATE OF FLORIDA            )
                            ) ss.:
COUNTY OF SARASOTA          )

      The foregoing instrument was acknowledged before me this 22 day of September, 2003, by DENNIS McGILLICUDDY, who is personally known to me or who has produced __________________________ as identification.


                                    /s/ Christen Flenard
                                    -----------------------
                                    Name: Christen Flenard
[NOTARY SEAL]